UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2004

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:                                                (816) 421-6600

(Former name or former address, if changed since last report):                            Not Applicable

Item 5. Other Events and Regulation FD Disclosure

On July 30, 2004, Aquila reached an agreement with the Municipal Gas Authority of Mississippi (MGAM) to terminate (effective August 2, 2004) the long-term gas supply contract between the parties. As a result, Aquila and St. Paul Fire and Marine Insurance Company (St. Paul), as the surety under the gas supply contract, were required to pay MGAM amounts due under the liquidated damages and other provisions of the gas supply contract and termination agreement.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits

      Exhibit--99.1, July 30, 2004 Termination and Release Agreement among Aquila, Aquila Merchant Services, Inc., St. Paul, and MGAM.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Senior Vice President General Counsel, and
Corporate Secretary
Date: August 2, 2004